UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): September 25, 2012

Homeowners Choice, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa Florida 33607

(Address of Principal Executive Offices)

(813) 405-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

We have entered into a PR-M Non Bonus Assumption Agreement, dated September 25, 2012, with Citizens Property Insurance Corporation, Florida’s state-run property insurance company. The agreement has a term of 18 months and sets the general terms by which we may assume homeowners policies from Citizens.

The foregoing summary of the assumption agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the assumption agreement, which appears as an exhibit to this form 8-K.

Item 7.01	Regulation FD Disclosure

On September 26, 2012, we announced by news release that our board of directors has fixed October 27, 2012 as the cancellation date for all outstanding Homeowners Choice, Inc. warrants issued in our initial public offering, ticker symbol HCIIW. A copy of the news release appears as an exhibit to this form 8-K.

Item 9.01 Exhibits

Exhibit 10.10	PR-M Non Bonus Assumption Agreement

Exhibit 99.1	News Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 2, 2012.

HOMEOWNERS CHOICE, INC.

BY:	/s/ Richard R. Allen
Name:	Richard R. Allen
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.